Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our audit report, dated August 12, 2008, relating to the financial statements of BioDrain Medical, Inc. appearing in the Prospectus which are a part of this Registration Statement. We also consent to the reference to our Firm under captions “Experts” in the Prospectus.

Olsen, Thielen & Co. Ltd.

St. Paul, Minnesota
November 12, 2008